EXHIBIT 99.1

374Water Deploying its Innovative AirSCWO Waste Destruction Technology

 to the City of Orlando’s Iron Bridge Water Pollution Control Facility

Durham, NC – 374Water Inc. (Nasdaq:SCWO), (the “Company”), a global leader in organic waste destruction technology for the municipal, federal, and industrial markets, announced it is deploying its proprietary AirSCWO System to the City of Orlando. This marks an important milestone in the Company’s efforts to advance its organic waste destruction technology. 374Water is focused on bringing to market advanced clean and sustainable organic waste destruction technologies and positioning itself as a key player in the environmental technology sector.

City of Orlando Partners with 374Water for Advanced Waste Treatment Deployment:

The City of Orlando Water Reclamation Division, the 5th largest municipal facility in Florida, collects and treats approximately 45 million gallons of wastewater daily. As part of its wastewater treatment process, the City of Orlando aerobically degrades sludge prior to dewatering to generate 300 wet tons of Class B biosolids daily, primarily for land application.

Orlando’s Iron Bridge Water Pollution Control Facility (IBWPCF) will host an advanced unit of 374Water’s AirSCWO system for a seven-month onsite technology demonstration. The Iron Bridge facility will integrate the AirSCWO system seamlessly at the end of the biosolids treatment train.

374Water intends to demonstrate AirSCWO’s efficacy in destroying a variety of waste streams at a commercial scale. While the principal focus will be on treating the City of Orland’s biosolids waste, 374Water also intends to complete previously announced PFAS destruction demonstrations for federal agencies. These PFAS waste streams include recalcitrant organic wastes such as spent Granulated Activated Carbon (GAC), spent Ion Exchange (IX) resins, and Aqueous Film Forming Foam (AFFF).

The City of Orlando installation is poised to be a significant milestone in the design and eventual commercialization of the Company’s AirSCWO-6 (1,600 gallons or 6 wet tons per day capacity), AirSCWO-30 (7,900 gallons or 30 wet tons per day capacity), and AirSCWO-100 (26,500 gallons or 100 wet tons per day capacity) systems. The City of Orlando has secured a Federal Bipartisan Infrastructure Bill grant through Florida’s Clean Water State Revolving Fund program to fund both the demonstration study and a full-scale AirSCWO-30 system installation at one of the City’s three water reclamation plants.

The City of Orlando’s goal for incorporating AirSCWO technology into the sludge management process is to enhance their waste treatment process while reducing waste volume and greenhouse emissions. These benefits, along with the effective elimination of emerging contaminants, are intended to improve the ecosystem and ultimately the quality of life of the ratepayers.

Looking ahead, following the successful demonstration of the AirSCWO solution, the City plans to upgrade its other facilities, positioning Orlando as a leader in sustainable water management.

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Orange County Sanitation District AirSCWO Deployment Update:

Orange County Sanitation District (“OC San”) operates two of the largest water reclamation plants in California, including the 3rd largest wastewater treatment facility in the state. Serving a population of 2.6 million, OC San processes approximately 180 million gallons of wastewater daily, producing 570 wet tons of Class B biosolids daily using anaerobic digesters, with over 50% of these biosolids currently being transported to Arizona.

While the initial plans anticipated the deployment of 374Water’s technology at OC San, the Company, in close consultation with OC San, has decided to first deploy its AirSCWO technology in Orlando. OC San wholeheartedly supports this phased approach, recognizing the value in refining the technology in a real-world setting before its own implementation. This collaboration allows 374Water to finalize the preparation of the AirSCWO-6, expected to be delivered to OC San in early 2025. OC San remains a close partner in this endeavor, fully backing the efforts to ensure the successful integration of this innovative technology.

Before deployment to OC San, 374Water will complete a Factory Acceptance Test. Once deployed, the AirSCWO system will undergo a 6-month operational period managed by 374Water field engineers, followed by another 6 months operational period managed by OC San staff. Following a successful AirSCWO-6 deployment, OC San intends to upgrade to an AirSCWO-30 and eventually install multiple AirSCWO-100 systems to manage waste for the entire plant.

Rob Thompson, General Manager of the Orange County Sanitation District, commented, “We are excited about the transformative potential of AirSCWO waste destruction technology and our collaboration with 374Water. This partnership represents a significant step forward in evolving our waste management strategies. The initial deployment in Orlando will enable 374Water to fine-tune the process and scale solutions to meet our future demands.”

This collaboration underscores OC San's commitment to innovative and sustainable resource practices, setting the stage for broader adoption of advanced waste destruction technologies in the future.

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Chris Gannon, 374Water’s CEO, expressed his enthusiasm about the deployment plan: “These are exciting times at 374Water as we achieve meaningful milestones on our path to commercialization. Our deployment to the City of Orlando marks a significant step forward in capitalizing on the large and growing market opportunity for our AirSCWO technology. We believe this deployment will validate the effectiveness of our technology at scale and enable us to gather essential data to support our efforts with OC San, the Federal Government, and other future customers. This strategic deployment approach will help us meet our near and long-term goals, build shareholder value, and drive sustainable innovation.”

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This deployment aligns with 374Water’s broader strategy to address the pressing need for effective waste destruction solutions. It will enhance testing and validation, showcase the technology’s versatility and effectiveness, accelerate the path towards commercialization, and further drive demand across our municipal, federal and industrial sectors. As the Company evaluates options for its expanded manufacturing facility, mobilizing to Orlando is a crucial step in advancing its technology.

Looking ahead, 374Water is planning multiple technology demonstrations in 2024 and 2025. These initiatives are part of the Company’s commitment to addressing global waste management challenges and providing innovative solutions that contribute to a cleaner, safer environment.

For more information about 374Water and its innovative technologies, please visit 374Water.com.

About 374Water:

374Water Inc. (NASDAQ:SCWO) is a global cleantech company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water’s AirSCWO technology efficiently destroys a range of non-hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water is leading a new era of creating value in sustainability, eliminating PFAS and protecting our communities. Learn more by visiting www.374water.com and follow us on LinkedIn.

Cautionary Language on Forward-Looking Statements:

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and the results of our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Candace McPhillips

media@374water.com

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